TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                                 AND SUBSIDIARIES

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                                                                   EXHIBIT 11
                                                                   ----------

                COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)


                                              Nine Months Ended            Three Months Ended
                                                   July 31,                        July 31,
                                          2 0 0 1           2 0 0 0        2 0 0 1         2 0 0 0
                                          -------           -------        -------         -------
Basic earnings:
  Net (loss) income                     $ (252,217)      $  (784,117)    $  222,782      $   45,262

Shares:
  Weighted common shares outstanding     2,559,453         2,397,292      2,559,453       2,559,453
                                        ----------       -----------     ----------      ----------

Basic earnings per common share         $     (.10)      $      (.33)    $      .09      $      .02
                                        ==========       ===========     ==========      ==========

Diluted earnings:
  Net (loss) income                     $ (252,217)      $  (784,117)    $  222,782      $   45,262

Shares:
  Weighted common shares outstanding     2,559,453         2,397,292      2,559,453       2,559,453
  Warrants to consultants                       --                --             --          89,160
  Employee and director stock options           --                --             --           2,098
  Consultant stock options                      --                --             --              --
                                        ----------       -----------     ----------      ----------

Total weighted shares outstanding        2,559,453         2,397,292      2,559,453       2,650,711
                                        ----------       -----------     ----------      ----------

Diluted earnings per common share       $     (.10)      $      (.33)    $      .09      $      .02
                                        ==========       ===========     ==========      ==========

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